As filed with the Securities and Exchange Commission on December 23, 2011
Registration No. _____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

Amendment 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PLATINUM STUDIOS, INC.
(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	2721 (Primary Standard Industrial Classification Code Number)	20-5611551 (I.R.S. Employer Identification Number)

 2029 South Westgate Avenue
Los Angeles, California 90025
(310) 807-8100
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Scott Mitchell Rosenberg
Chief Executive Officer
Platinum Studios, Inc.
2029 South Westgate Avenue
Los Angeles, California 90025
(310) 807-8100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christopher H. Dieterich, Esq.
Dieterich & Associates
11835 West Olympic Blvd., Suite 1235E
Los Angeles, California 90064
(310) 312-6888

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

1

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated file, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated file" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

___________________________

THIS AMENDMENT IS BEING MADE TO SUPPLEMENT THE TITLE OF ONE OF THE SIGNATORIES TO THE REGISTRATION STATEMENT.

Mr. Scott Rosenberg, serving as President, Director and Chairman of the Board, is also the Company’s Principal Financial Officer, and the Company’s Principal Accounting officer. His signature block has been amended such that the title of Principal Accounting Officer is now added to his identification and status on the “Power of Attorney” segment of this Registration.

2

PLATINUM STUDIOS, INC AND SUBSIDIARIES

98,000,000 SHARES

COMMON STOCK

PROSPECTUS

Through and including January 17, 2012 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated, except the SEC registration fee.

SEC registration fee	$500
Legal fees and expenses	9,000
Accountants' fees and expenses	15,000
Miscellaneous fees	500
Total	24,850

Item 14. Indemnification of Directors and Officers

Our By-laws, as amended, provide to the fullest extent permitted by California law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our By-laws, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our By-laws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In May, 2007, the Company entered into indemnification agreements with each of the Officers and Directors of the Corporation individually.

3

Item 15. Recent Sales of Unregistered Securities

The following is a summary of transactions by us within the past three years involving sales of our securities that were not registered under the Securities Act. Each offer and sale was exempt from registration under either Section 4(2) of the Securities Act or Rule 506 under Regulation D of the Securities Act because (i) the securities were offered and sold only to accredited investors; (ii) there was no general solicitation or general advertising related to the offerings; (iii) each investor was given the opportunity to ask questions and receive answers concerning the terms of and conditions of the offering and to obtain additional information; (iv) the investors represented that they were acquiring the securities for their own account and for investment; and (v) the securities were issued with restrictive legends.

On February 20, 2009 the Company opened a Private Placement round, offering up to 30,000,000 shares of common stock at an offer price of $0.05/share. As of April 1, 2009, the Company had sold 1,300,000 shares for a total of $65,000.

In September, 2009, the Company opened a Private Placement round offering up to 30,000,000 shares of common stock at an offer price of $0.05/share. This round was completed on December 21st with the Company selling 19,250,821 shares valued at $962,541 in cash and debt conversion. This Private Placement was offered pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In March 2010, the Company issued to a consultant 183,000 shares of common stock for $0.05/share which represented market value on the date of issuance totaling $9,150. Related services represented a finders’ fee associated with the current private placement with the value of the services charged to additional paid-in capital.

In April 2010, the Company issued 15,143,924 in fulfillment of previously received common stock subscriptions. The Company also issued 2,764,355 shares with a value of $138,217 as payment for services and accrued wages. The Company issued an additional 300,000 shares to Brian Altounian, the President of the Company, with a value of $15,000 for salary due.

In September, 2010, the Company issued to a consultant 1,212,725 shares of common stock for services performed. The issuance represented a market value of $70,000.

In October, 2010, the Company issued 14,802,500 shares in fulfillment of previously received common stock subscriptions with a value of $740,125.

In October, 2010, the Company issued 1,337,000 shares with a value of $66,850 which represented a finders’ fee associated with the current private placement with the value of the services charged to additional paid-in capital.

In October, 2010, the Company issued 1,603,853 shares with a value of $80,193 for services and in settlement of debt.

In December, 2010, the Company issued 1,742,845 shares of common stock to consultants for services performed with a value of $94,140.

During the three months ended March 31, 2011, the Company issued 2,386,240 shares of our common stock for services with a value of $151,000.

During the three months ended March 31, 2011, the Company issued 3,896,936 shares of our common stock in exchange for debt with a value of $147,690.

During the three months ended June 30, 2011, the Company issued 1,459,018 shares of our common stock for services with a value of $55,000.

During the three months ended June 30, 2011, the Company issued 3,631,579 shares of our common stock in exchange for debt with a value of $151,579.

During the three months ended September 30, 2011, the Company issued 15,833,444 shares of our common stock for services and settlement of accounts payable with a value of $137,942.

During the three months ended September 30, 2011, the Company issued 14,534,740 shares of our common stock in exchange for debt with a value of $236,126.

Subsequent to September 30, 2011, the Company issued 5,210,228 shares of our common stock for services with a value of $29,460.

4

Subsequent to September 30, 2011, the Company issued 33,034,009 shares of our common stock in exchange for debt with a value of $229,599.

Subsequent to September 30, 2011, The Company issued 87,844,317 shares of our common stock with a value of $483,144 in a series of cashless warrant exercises.

Item 16. Exhibits and Financial Statement Schedules

The exhibits set forth under the caption “Exhibit Index” below are included in this filing and incorporated by reference. The financial statement schedules have been omitted because they are not applicable not required, or the information is included in the consolidated financial statements or notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 23, 2011.

PLATINUM STUDIOS, INC.
By:	/s/ Scott Mitchell Rosenberg
Name:	Scott Mitchell Rosenberg
Title:	Chief Executive Officer

PLATINUM STUDIOS, INC.
By:	/s/ Scott Mitchell Rosenberg
Name:	Scott Mitchell Rosenberg
Title:	Principal Financial Officer

6

POWER OF ATTORNEY

We, the undersigned officers and directors of Platinum Studios, Inc., do hereby constitute and appoint Scott Mitchell Rosenberg our true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Scott Mitchell Rosenberg	Chief Executive Officer and Chairman	December 23, 2011
Scott Mitchell Rosenberg	(Principal Executive Officer)

/s/ Scott Mitchell Rosenberg	Principal Financial Officer	December 23, 2011
Scott Mitchell Rosenberg	Principal Accounting Officer

/s/ Mark Canton	Director	December 23, 2011
Mark Canton

/s/ Adam Post	Director	December 23, 2011
Adam Post

/s/ Gerald Kline	Director	December 23, 2011
Gerald Kline

7

EXHIBIT INDEX

1. Exhibit No.	Description

3.1	Articles of Incorporation of Platinum Studios, Inc. filed with the Secretary of State of the State of California on September 15, 2006. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on September 4, 2007)

3.2	Certificate of Amendment of Articles of Incorporation filed with the Secretary of State of the State of California on October 16, 2006 (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on September 4, 2007)

3.3	Bylaws of Platinum Studios, Inc. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on September 4, 2007)

3.4	Amendment to Articles, filed October 24, 2011 with the State of California (filed as an exhibit to Form 8K on November 7, 2011)

4.1	Platinum Studios, Inc. 2007 Incentive Plan (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

4.2	Platinum Studios, Inc. 2007 Incentive Plan (filed on Form S8 on September 17, 2008)

4.3	Platinum Studios, Inc. 2007 Incentive Plan (filed on Form S8 POS on October 28, 2008)

8

4.4	Secured Promissory Note in the amount of $400,000 issued to Scott M. Rosenberg, dated May 6, 2009 (filed as an exhibit on Form 8K on May 12, 2009)

4.5	Secured Promissory Note in the amount of $2,000,000 issued to Scott M. Rosenberg, dated May 6, 2009 (filed as an exhibit on Form 8K on May 12, 2009).

4.6	Unsecured Promissory Note in the amount of $1,664,835 issued to Scott M. Rosenberg, dated May 6, 2009 (filed as an exhibit on Form 8K on May 12, 2009)

4.7	Form of Warrant issued to Scoitt M. Rosenberg (filed as an exhibit on Form 8K on May 12, 2009)

4.8	2011 Equity Incentive Plan for Employees and Consultants, dated March 3, 2011 (filed as an exhibit on Form S8 on March 17, 2011)

4.9	Platinum Studios, Inc. 2011 Mid-Year Equity Incentive Plan for Employees and Consultants, dated July 5, 2011 (filed as an exhibit to Form S8 on July 13, 2011)

10.1	Form of Subscription Agreement dated as of October 12, 2006. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on September 4, 2007)

10.2	Distribution Agreement between Platinum Studios, Inc. and Top Cow Productions, Inc. effective as of January 1, 2007 (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.3	Publisher Distribution Agreement between Ingram Periodicals Inc. and Platinum Studios, Inc. dated as of 7/13/07 (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.4	Co-Development, Financing and Production Agreement dated as of December 19, 2006 between Platinum Studios, Inc. and Arclight Films International PTY, LTD. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

9

10.5	Cancellation of Indebtedness Agreement dates as of July 1, 2007 (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on September 4, 2007)

10.6	Option Agreement between Platinum Studios, LLC and Top Cow Productions dated as of August 1, 2004. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.7	Publishing License Agreement between Kiss Catalog Ltd. and Platinum Studios LLC dated April 28, 2005. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.8	Lease Agreement between Douglas Emmett 1995, LLC and Platinum Studios, LLC dated July 10, 2006. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.9	Bonelli Rights Agreements dated as of July 2, 1997. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.10	Agreement between Diamond Comic Distributors, Inc. and Platinum Studios, Inc. dated August 30, 2007. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.11	Licensing Services and Sponsorship Agreement dated May 29, 2007 between AT&T and Platinum Studios, Inc. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.12	Option Agreement dated September 16, 2006 by and among Scott Mitchell Rosenberg, RIP Media and Platinum Studios, Inc. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10

10.13	Agreement with Escape Artists Productions, LLC dated as of February 15, 2002 (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.14	Option Acquisition of Rights Agreement with Walt Disney Pictures dated as of December 11, 2003 (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.15	Title and Option Agreement with Dimensions Films dated as of November 2, 2004 (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.16	First Look Agreement with Miramax Film Corp dated as of December 15, 1998. (Incorporated by reference to the Registrant’s registration statement on Form SB-2 as filed on October 31, 2007)

10.17	Letter Agreement dated January 10, 2008 between Platinum Studios, Inc. And Hyde Park Entertainment, Inc. (Incorporated by reference to the Registrant’s entry into a material definitive agreement on Form 8K as filed on May 15, 2008)

10.18	License for Software Development and Distribution Agreement dated June 30, 2008 between Platinum Studios, Inc., and Brash Entertainment, LLC (Incorporated by reference to the Registrant’s entry into a material definitive agreement on Form 8K as filed on July 7, 2008).

10.19	Acquisition dated July 15, 2008 between Platinum Studios, Inc., and WOWIO, LLC (Incorporated by reference to the Registrant’s entry into a material definitive agreement on Form 8K as filed on July 16, 2008).

10.20	Form of Covenant Not to Compete (filed on Form 8K on July 16, 2008)

11

10.21	Form of Lock-up/Leak-out Agreement (filed on Form 8K on July 16, 2008)

10.22	Security Agreement between the Company and Scott M. Rosenberg, dated May 6, 2009 (filed on Form 8K on May 12, 2009).

10.23	Credit Agreement between the Company and Scott M. Rosenberg, dated May 6, 2009 (filed as an exhibit on Form 8K on May 12, 2009).

10.24	Trademark Security Agreement between the Company and Scott M. Rosenberg, dated May 6, 2009 (filed as an exhibit of Form 8K, on May 12, 2009).

10.25	Copyright Security Agreement between the Company and Scott M. Rosenberg, dated May 6, 2009 (filed as an exhibit on Form 8K on May 12, 2009)

10.26	Securities Purchase Agreement between the Company, Wowio, LLC, and Altounian, dated June 30, 2009 (filed as an exhibit on Form 8K on July 7, 2009)

10.27	Assignment and Assumption Agreement between the Company, Wowio, LLC and Altounian, dated June 30, 2009 (filed as an exhibit to Form 8K on July 7, 2009)

10.28	Investment Agreement between the Company and Dutchess Opportunity Fund II, a Delaware Limited Partnership, dated January 12, 2009 (filed as an exhibit to Form S-1 on December 23, 2009)

10.29	Registration Rights Agreement between the Company and Dutchess Opportunity Fund II, a Delaware Limited Partnership, dated January 12, 2009 (filed as an exhibit to Form S-1 on December 23, 2009).

10.30	Amendment to Investment Agreement between the Company and Dutchess Opportunity Fund II, a Delaware Limited Partnership, dated January 12, 2009 (filed as an exhibit to Form S-1/A on May 4, 2010)

10.31	Asset Purchase Agreement between the Company and Wowio, LLC, dated June 7, 2010 (filed as an exhibit to Form 8K on May 19, 2010).

12

10.32	Investment Agreement between Platinum Studios, Inc. And Dutchess Oppportunity Fund, II, LP, dated June 4, 2010 (filed as an exhibit to Form S-1 on July 15, 2010)

10.33	Registration Rights Agreement between Platinum Studios, Inc. And Dutchess Opportunity Fund, II LP, dated June 4, 2010 (filed as an exhibit to Form S-1 on July 15, 2010)

10.34	Amendment of Promissory Notes Agreement between the Company and Scott M. Rosenberg (with Schedules and Exhibits), dated October 22, 2010 (filed as an exhibit on Form 8K on December 27, 2010)

10.35	Intellectual Porperty Rights Agreement between the Company and Scott M. Rosenberg (with Schedules and exhbits), dated October 22, 2010 (filed as an exhibit to Form 8K, on December 27, 2010)

10.36	Investment Agreement between Platinum Studios, Inc. and Dutchess Opportunity Fund, II, LP, dated November 1, 2011 (filed as exhibit to Form S-1 on November 14, 2011)

10.37	Registration Rights Agreement between Platinum Studios, Inc. and Dutchess Opportunity Fund, II, LP, dated November 1, 2011 (filed as exhibit to Form S-1 on November 14, 2011)

5.1	Opinion re Legality, attached as Exhibit to S-1 (filed as exhibit to Form S-1A on December 23, 2011)

23.1	Consent of Counsel (included in Exhibit 5.1) (filed as exhibit to Form S-1A on December 23, 2011)

23.2	Consent of Auditors (filed as exhibit to Form S-1A on December 23, 2011)

13